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                                                                    Exhibit 99.1


                 JOINT FILING AGREEMENT AND POWER OF ATTORNEY



     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of iBasis, Inc., a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     Each of the undersigned hereby appoints the other as his attorney-in-fact to execute on his behalf such amendments to such Schedule 13D as either of them may deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 29/th/ day of May, 2001.



                                   /s/ Daniel J. Price
                                   ------------------------------------
                                   Daniel J. Price



                                   /s/ Timothy M. Price
                                   ------------------------------------
                                   Timothy M. Price